Cuisine Solutions Reports Third Quarter Fiscal 2007 Results

Premium, fully-cooked, frozen food manufacturer’s sales up 33%

ALEXANDRIA, Va.—(BUSINESS WIRE)—May 15, 2007 — Cuisine Solutions, Inc. (AMEX: FZN - News) (the “Company”) today announced its results for the third quarter of fiscal year 2007. Revenue in the third quarter of fiscal year 2007 increased $5,931,000 from $17,967,000 to $23,898,000, a 33.0% increase compared to the third quarter of the fiscal year 2006, due primarily to increases in sales in all sales channels. National Restaurant Chains, Military, and Retail sales increased substantially by 122.0%, 47.7% and 36.3%, respectively, from $1,044,000, $3,443,000 and $5,190,000 in the third quarter of fiscal year 2006, to $2,318,000, $5,086,000 and $7,073,000 in the third quarter of fiscal year 2007. While Food Service and On Board Services sales increased by 24.7% and 6.4% respectively.

“We are very excited that our smallest channel in the U.S., National Restaurant Chains, is now our fastest growing channel — growing 122.7% this quarter and 64.8% fiscal year to date,” remarked CEO Stanislas Vilgrain.  “As restaurant kitchens gets smaller, because real estate costs continue to increase and the available labor pool decreases, the need for premium, fully cooked products in upscale fast casual restaurants grows.  We believe that if we continue to provide exceptional products with ultimate convenience, more and more restaurant chains will choose Cuisine Solutions.”

We reported net income for the third quarter of fiscal year 2007 of $8,614,000 compared to $659,000 for the third quarter of fiscal year 2006. The increase of $7,955,000 in net income was primarily due to a one-time recognition of $7,900,000 income tax benefit having determined that it is more likely than not that the tax loss carryforwards will be utilized. Net earnings per share from continuing operations were $.52 for the third quarter fiscal 2007 compared to $.04 the same quarter last year.

Third quarter net sales by region for fiscal years 2007 and 2006 were as follows:

	Q3 Fiscal 2007	Q3 Fiscal 2006	$ Change	%Change
U.S.	$16,865,000	$12,612,000	$4,253,000	33.7%
France	7,033,000	5,355,000	1,678,000	31.3%

Total Net Sales	$23,898,000	$17,967,000	$5,931,000	33.0%

Third quarter net sales by sales channel for fiscal years 2007 and 2006 were as follows:

	Q3 Fiscal 2007	Q3 Fiscal 2006	$ Change	%Change
Food Service	$4,103,000	$3,290,000	$813,000	24.7%
On Board Services	5,318,000	5,000,000	318,000	6.4%
Retail	7,073,000	5,190,000	1,883,000	36.3%
Military	5,086,000	3,443,000	1,643,000	47.7%
National Restaurant Chains	2,318,000	1,044,000	1,274,000	122.0%
Total	$23,898,000	$17,967,000	$5,931,000	33.0%

Cuisine Solutions U.S. sales during the third quarter of fiscal years 2007 and 2006 by sales channel were as follows:

	Q3 Fiscal 2007	Q3 Fiscal 2006	$ Change	%Change
Food Service	$2,273,000	$2,023,000	$250,000	12.4%
On Board Services	2,824,000	2,694,000	130,000	4.8%
Retail	4,390,000	3,423,000	967,000	28.3%
Military	5,086,000	3,443,000	1,643,000	47.7%
National Restaurant Chains	2,292,000	1,029,000	1,263,000	122.7%
Total	$16,865,000	$12,612,000	$4,253,000	33.7%

Cuisine Solutions France sales during the third quarter of fiscal years 2007 and 2006 were as follows:

	Q3 Fiscal 2007	Q3 Fiscal 2006	$ Change	%Change
Sales in U.S. dollars	$7,033,000	$5,355,000	$1,678,000	31.3%
Sales in Euros	€5,387,000	€4,465,000	€922,000	20.6%
Average exchange rate	0.7660	0.8338

Cuisine Solutions France sales during the third quarter of fiscal years 2007 and 2006 by sales channel were as follows:

	Q3 Fiscal 2007	Q3 Fiscal 2006	$ Change	%Change
Food Service	$1,830,000	$1,267,000	$563,000	44.4%
On Board Services	2,494,000	2,306,000	188,000	8.2%
Retail	2,709,000	1,782,000	927,000	52.0%
Total	$7,033,000	$5,355,000	$1,678,000	31.3%

A comparison of net sales, gross margin and gross margin percentage for the third quarter of fiscal years 2007 and 2006 are as follows:

	Sixteen weeks ended
	March 31, 2007	April 1, 2006	% Change
	(Dollars in thousands)
Net sales	$23,898	$17,967	33.0%
Gross margin	$5,046	$4,469	12.9%
Gross margin percentage	21.1%	24.9%

Fiscal 2007 Year to Date Results

Revenue in the first three quarters of fiscal year 2007 increased $12,038,000 from $49,314,000 to $61,352,000, a 24.4% increase compared to the first three quarters of the fiscal year 2006, due to an increase in sales across all our sales channels. National Restaurant Chains and Retail sales increased substantially by 64.8% and 54.6%, respectively; while sales in the Food Service, On Board Services and Military increased by 4.9%, 10.4%, and 15.0% respectively, during the first three quarters of fiscal year 2007 compared to the same period in fiscal year 2006.

We reported net income for the first three quarters of fiscal year 2007 of $10,767,000, compared to $2,968,000 for the first three quarters of fiscal year 2006. The increase in net income was primarily due to a one-time recognition of $7,900,000 income tax benefit having determined that it is more likely than not that the tax loss carryforwards will be utilized. Net earnings per share from continuing operations were $.65 for the first three quarters of fiscal 2007 compared to $.18 for the same three quarters last year.

First three quarters net sales by region for fiscal years 2007 and 2006 were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	%Change
U.S.	$43,475,000	$34,770,000	$8,705,000	25.0%
France	17,877,000	14,544,000	3,333,000	22.9%

Total Net Sales	$61,352,000	$49,314,000	$12,038,000	24.4%

First three quarters net sales by sales channel for fiscal years 2007 and 2006 were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	%Change
Food Service	$10,196,000	$9,719,000	$477,000	4.9%
On Board Services	14,081,000	12,750,000	1,331,000	10.4%
Retail	19,593,000	12,672,000	6,921,000	54.6%
Military	13,585,000	11,808,000	1,777,000	15.0%
National Restaurant Chains	3,897,000	2,365,000	1,532,000	64.8%
Total	$61,352,000	$49,314,000	$12,038,000	24.4%

During the first three quarters of fiscal year 2007, sales increased in all five of our sales channels, as compared to the Cuisine Solutions U.S. sales during the first three quarters of fiscal years 2007 and 2006 by sales channel were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	%Change
Food Service	$5,942,000	$6,201,000	$(259,000)	(4.2%)
On Board Services	7,227,000	6,238,000	989,000	15.9%
Retail	12,824,000	8,158,000	4,666,000	57.2%
Military	13,585,000	11,808,000	1,777,000	15.0%
National Restaurant Chains	3,897,000	2,365,000	1,532,000	64.8%
Total	$43,475,000	$34,770,000	$8,705,000	25.0%

Cuisine Solutions France sales during the first three quarters of fiscal years 2007 and 2006 were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	%Change
Sales in U.S. dollars	$17,877,000	$14,544,000	$3,333,000	22.9%
Sales in Euros	€13,884,000	€12,082,000	€1,802,000	14.9%
Average exchange rate	0.7766	0.8307

Cuisine Solutions France sales during the first three quarters of fiscal years 2007 and 2006 by sales channel were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	%Change
Food Service	$4,254,000	$3,518,000	$736,000	20.9%
On Board Services	6,854,000	6,512,000	342,000	5.3%
Retail	6,769,000	4,514,000	2,255,000	50.0%

Total	$17,877,000	$14,544,000	$3,333,000	22.9%

A comparison of net sales, gross margin and gross margin percentage for the first three quarters of fiscal years 2007 and 2006 are as follows:

	Forty weeks ended
	March 31, 2007	April 1, 2006	% Change
	(Dollars in thousands)
Net sales	$61,352	$49,314	24.4%
Gross margin	$13,998	$12,736	9.9%
Gross margin percentage	22.8%	25.8%

This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including, without limitation, the fiscal 2007 financial guidance being presented this year for the first time, reflect the current expectations of the company and its management team. However, the Company cannot guarantee that any such forward-looking statement will be realized. Achievement of projected or implied future results, including, without limitation, the company’s projected Fiscal 2007 financial results, is subject to numerous risks and uncertainties—including, without limitation, the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission—and the possibility of inaccurate assumptions that could cause actual results to vary materially from the results expressed or implied in this presentation. Among these risks and uncertainties are the Company’s assumptions related to the performance of certain aspects of its business upon which its future financial results may be materially reliant, including, without limitation, projected sales generated by its military, retail, onboard services, food service and national restaurant chain channels, changes in product mix and corresponding changes in average unit price and production efficiencies, and costs related to new facilities and other expenditures incident to plans to future growth. Material changes in any of these or other financial factors may cause actual results to differ materially from any projections made herein. In addition, except as required by law, the Company does not undertake and does not intend to update any forward-looking statement that it may make in this presentation or in any other context, from time to time, including, without limitation, the fiscal 2007 financial projections discussed in this presentation, nor does the Company undertake or intend to provide financial projections on an interim basis. The Company does not undertake or intend to provide any additional financial guidance until the next annual meeting.

Contact:

Cuisine Solutions, Inc., Alexandria, VA.
Lillian Liu, 703-270-2918

lliu@cuisinesolutions.com